Watts Industries, Inc.
Exhibit 11 -- Computation of Per Share Earnings


                                                  Three Months Ended
                                                     December 31
                                                -------------------------
                                                   1993          1992
                                                -----------   -----------
                                             [C]           [C]
PRIMARY
- -------
  Average shares outstanding                     14,691,042    14,932,345

  Net effect of dilutive stock
  options - based on the treasury
  stock method using average market                 125,422       120,860
  price
                                                -----------   -----------
        Total                                    14,816,464    15,053,205
                                                ===========   ===========

Earnings before income taxes and
cumulative effect of change in
accounting for income taxes                   $  17,187,546 $   8,120,657

Income taxes                                      6,639,656     3,125,095
                                                -----------   -----------
Earnings before cumulative effect
of accounting change                             10,547,890     4,995,562

Cumulative effect as of June 30,
1992 of change in method of
accounting for income taxes
                                                -----------   -----------
Net earnings                                  $  10,547,890     4,995,562
                                                ===========   ===========

Earnings per share:

  Earnings before cumulative effect
  of accounting change                        $         .71 $         .33

  Cumulative effect of accounting
  change
                                                -----------   -----------
  Net earnings                                $         .71 $         .33
                                                ===========   ===========

                                                     Six Months Ended
                                                       December 31
                                                -------------------------
                                                   1993          1992
                                                -----------   -----------
                                             [C]           [C]
PRIMARY
- -------
  Average shares outstanding                     14,726,282    14,926,605

  Net effect of dilutive stock
  options - based on the treasury
  stock method using average market                  91,642       122,436
  price
                                                -----------   -----------
        Total                                    14,817,924    15,049,041
                                                ===========   ===========

Earnings before income taxes and
cumulative effect of change in
accounting for income taxes                   $  34,460,064 $  24,352,127

Income taxes                                     13,374,614     9,424,509
                                                -----------   -----------
Earnings before cumulative effect
of accounting change                             21,085,450    14,927,618

Cumulative effect as of June 30,
1992 of change in method of
accounting for income taxes                                    -3,132,000
                                                -----------   -----------
Net earnings                                  $  21,085,450 $  11,795,618
                                                ===========   ===========

Earnings per share:

  Earnings before cumulative effect
  of accounting change                        $        1.42 $         .99

  Cumulative effect of accounting
  change                                                             -.21
                                                -----------   -----------
  Net earnings                                $        1.42 $         .78
                                                ===========   ===========

Watts Industries, Inc.
Exhibit 11 -- Computation of Per Share Earnings


                                                  Three Months Ended
                                                     December 31
                                                -------------------------
                                                   1993          1992
                                                -----------   -----------
                                             [C]           [C]
FULLY DILUTED
- -------------
  Average shares outstanding                     14,691,042    14,932,345

  Net effect of dilutive stock
  options - based on the treasury
  stock method using the quarter-end
  market price, if higher than                      162,179       135,565
  average market price

                                                -----------   -----------
        Total                                    14,853,221    15,067,910
                                                ===========   ===========


Earnings before income taxes and
cumulative effect of change in
accounting for income taxes                   $  17,187,546 $   8,120,657


Income taxes                                      6,639,656     3,125,095
                                                -----------   -----------
Earnings before cumulative effect
of accounting change                             10,547,890     4,995,562

Cumulative effect as of June 30,
1992 of change in method of
accounting for income taxes
                                                -----------   -----------
Net earnings                                  $  10,547,890 $   4,995,562
                                                ===========   ===========


Earnings per share:

  Earnings before cumulative effect
  of accounting change                        $         .71 $         .33

  Cumulative effect of accounting
  change
                                                -----------   -----------
  Net earnings                                $         .71 $         .33
                                                ===========   ===========

                                                     Six Months Ended
                                                       December 31
                                                -------------------------
                                                   1993          1992
                                                -----------   -----------
                                             [C]           [C]
FULLY DILUTED
- -------------
  Average shares outstanding                     14,726,282    14,926,605

  Net effect of dilutive stock
  options - based on the treasury
  stock method using the quarter-end
  market price, if higher than                      162,179       135,565
  average market price

                                                -----------   -----------
        Total                                    14,888,461    15,062,170
                                                ===========   ===========


Earnings before income taxes and
cumulative effect of change in
accounting for income taxes                   $  34,460,064 $  24,352,127


Income taxes                                     13,374,614     9,424,509
                                                -----------   -----------
Earnings before cumulative effect
of accounting change                             21,085,450    14,927,618

Cumulative effect as of June 30,
1992 of change in method of
accounting for income taxes                                    -3,132,000
                                                -----------   -----------
Net earnings                                  $  21,085,450 $  11,795,618
                                                ===========   ===========


Earnings per share:

  Earnings before cumulative effect
  of accounting change                        $        1.42 $         .99

  Cumulative effect of accounting
  change                                                             -.21
                                                -----------   -----------
  Net earnings                                $        1.42 $         .78
                                                ===========   ===========